Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "FUNDSTECH CORP", FILED IN THIS OFFICE ON THE SECOND DAY OF OCTOBER, A.D. 2006, AT 2:43 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4098653 8100

060905029

AUTHENTICATION: 5111022

DATE: 10-12-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:45 PM 10/02/2006
FILED 02:43 PM 10/02/2006
SRV 060905029 - 4098653 FILE

CERTIFICATE OF CORRECTION OF CERTIFICATE OF AMENDMENT OF FUNDSTECH CORP

FUNDSTECH CORP, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of State of Delaware on June 14, 2006 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

The Certificate of amendment filed on June 14th, 2006 is inaccurate. The inaccuracy in the original filing is that article 4 of the certificate of amendment failed to include a forward stock split. The certificate of amendment is also inaccurate as it failed to include an effective date.

Article fourth is corrected to read as follows:

"The total number of shares of capital stock which the corporation shall have the authority to issue is 6,500,000 shares of common stock at .001 par value. The 3000 issued and outstanding shares of the Corporation's common stock as of January 26, 2006, shall be forward split on the basis of 634 shares of common stock for each one share of common stock issued and outstanding."

Add new Article Fourth to the Certificate of Amendment:

ARTICLE FOURTH "The certificate of amendment shall be effective on January 27, 2006 for accounting purposes only."

IN WITNESS WHEREOF, the Corporation has caused the certificate to be signed this 28th day of September, 2006.

By: ______________________
Name: Paul Cox
Title: Secretary